Exhibit 5.1

Hunton & Williams LLP

Riverfront Plaza, East Tower

951 East Byrd Street

Richmond, Virginia 23219

October 13, 2004

Board of Directors

Albemarle Corporation

330 South Fourth Street

Richmond, Virginia 23219

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Albemarle Corporation, a Virginia corporation (the “Company”), in connection with the registration by the Company of (a) $700,000,000 aggregate offering price of its (i) senior debt securities (the “Senior Debt Securities”), (ii) subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), (iii) common stock, $0.01 par value (the “Common Stock”), and (iv) preferred stock (the “Preferred Stock” and, together with the Debt Securities and the Common Stock, the “Securities”), and (b) 1,600,000 shares of Common Stock beneficially owned by certain shareholders of the Company (the “Selling Shareholder Shares”), as set forth in the Registration Statement on Form S-3 (the “Registration Statement”) that is being filed on the date hereof with the Securities and Exchange Commission (the “Commission”) by the Company pursuant to the Securities Act of 1933, as amended (the “Act”). The Senior Debt Securities will be issued pursuant to a senior debt securities indenture between the Company and the trustee named therein (the “Senior Indenture”) and the Subordinated Debt Securities will be issued pursuant to a subordinated debt securities indenture between the Company and the trustee named therein (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”). The Securities are to be issued in one or more series and are to be sold from time to time as set forth in the Registration Statement, the Prospectus contained therein (the “Prospectus”) and any amendments or supplements thereto. The Selling Shareholder Shares are to be sold from time to time as set forth in the Registration Statement, the Prospectus and any amendments or supplements thereto.

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Act.

In rendering this opinion, we have relied upon, among other things, our examination of such records of the Company and certificates of its officers and of public officials as we have deemed necessary.

For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents

Board of Directors

Albemarle Corporation

October 13, 2004

submitted as certified or photostatic copies and the authenticity of the originals thereof, (iii) the genuineness of signatures not witnessed by us and (iv) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof (other than the authorization, execution and delivery of documents by the Company and the validity, binding effect and enforceability thereof upon the Company).

We are members of the Virginia and New York bars and we do not purport to express an opinion on any laws other than the laws of the Commonwealth of Virginia and the State of New York and the federal laws of the United States of America.

Based upon the foregoing and the further qualifications stated below, we are of the opinion that:

1. The Company is duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia.

2. When (a) the Indentures have been duly authorized, executed and delivered, (b) the terms of the Senior or Subordinated Debt Securities, as the case may be, to be issued and of their issuance and sale have been duly established by all necessary corporate action and (c) the Senior or Subordinated Debt Securities, as the case may be, have been duly authorized, executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated in the Registration Statement, the Prospectus and the applicable supplement to the Prospectus and the Company has received payment therefor in accordance with the corporate authorization, such Senior or Subordinated Debt Securities, as the case may be, will be validly authorized and issued and will constitute valid and binding obligations of the Company, enforceable in accordance with their terms and the applicable Indenture, except as the enforceability thereof may be limited or otherwise affected by (x) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws now or hereafter in effect relating to or affecting the enforcement of creditors’ rights generally and (y) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

3. When (a) the terms of the issuance and sale of the Common Stock have been duly established by all necessary corporate action and (b) the Common Stock has been duly issued and sold as contemplated in the Registration Statement, the Prospectus and the applicable supplement to the Prospectus and the Company has received payment therefor in accordance with the corporate authorization, the Common Stock will be validly issued, fully paid and nonassessable.

4. When (a) the terms of the Preferred Stock and of its issuance and sale have been duly established by all necessary corporate action, (b) appropriate articles of amendment with respect to the Preferred Stock to be issued and sold has been duly filed with the State Corporation Commission of the Commonwealth of Virginia (the “SCC”) and the SCC has issued

Board of Directors

Albemarle Corporation

October 13, 2004

its certificate of amendment with respect thereto and (c) the Preferred Stock has been duly authorized, issued and sold as contemplated in the Registration Statement, the Prospectus and the applicable supplement to the Prospectus and the Company has received payment therefor in accordance with the corporate authorization, the Preferred Stock will be validly issued, fully paid and nonassessable.

5. The Selling Shareholder Shares have been validly issued and are fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the statement made in reference to this firm under the caption “Validity of Securities” in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations promulgated thereunder by the Commission.

Very truly yours,

/s/    Hunton & Williams LLP